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                                                                    EXHIBIT 5.1


                  [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]


                                 June 15, 2004

Radiation Therapy Services, Inc.
2234 Colonial Boulevard
Fort Myers, Florida  33907

         Re:      Registration Statement on Form S-1
                  (File No. 333-114603)

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-114603) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), for the registration of an aggregate of 6,325,000 shares of Common Stock, $0.0001 par value per share (the "Shares"), of Radiation Therapy Services, Inc., a Florida corporation (the "Company"), of which (i) up to 4,000,000 Shares will be issued and sold by the Company and (ii) the remaining 2,325,000 Shares (including 825,000 Shares issuable upon exercise of an over-allotment option granted by the Selling Shareholders (as defined below)) will be sold by certain shareholders of the Company (the "Selling Shareholders").

         The Shares are to be sold by the Company and the Selling Shareholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Shareholders and Wachovia Capital Markets, LLC, Banc of American Securities, LLC, SG Cowen Securities Corporation and SunTrust Capital Markets, Inc., as representatives of the several underwriters named in the Underwriting Agreement.

         We have examined and relied upon such documents, records, certificates, statements and instruments as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


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         We assume that appropriate action will be taken prior to the offer and sale of the Shares to comply with all applicable "Blue Sky" or other state securities laws.

         Based upon and subject to the foregoing, we are of the opinion that
(i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and nonassessable.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         The foregoing opinion is limited solely to the laws of the State of Florida, the Florida Business Corporation Act and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                Very truly yours,

                                            /s/ Shumaker, Loop & Kendrick, LLP
                                            __________________________________
                                                Shumaker, Loop & Kendrick, LLP